                                                                    EXHIBIT 10.5


                              [ENGLISH TRANSLATION]


[This is an English translation of a document that was written in the Portuguese language.]


MASTER FRANCHISE AGREEMENT ENTERED INTO BY AND BETWEEN VENBO COMERCIO DE ALIMENTOS LTDA. AND ANTONIO CARLOS DA SILVEIRA PINHEIRO

By means of the present private instrument, on one hand, VENBO COMERCIO DE ALIMENTOS LTDA., a company enrolled as General Taxpayer under CNPJ/MF no. 71.833.552/0001-29, with head office in the City and State of Rio de Janeiro, at Avenida Brasil, 6431, part, Bonsucesso, with the express consent of its quotaholder, BRAZIL FAST FOOD CORPORATION, holder of the BOB'S trademark and herein represented pursuant to its Articles of Association, hereinafter called FRANCHISOR, and, on the other hand, ANTONIO CARLOS DA SILVEIRA PINHEIRO, Brazilian citizen, married, businessman, bearer of the Identity Card RG no. 22.102-D issued by the Brazilian Regional Council of Engineering and Architecture of the State of Rio de Janeiro, enrolled as Individual Taxpayer under CPF/MF no. 334.461.567/04, resident and domiciled at Rua das Acacias, 157, Gavea, in the City and State of Rio de Janeiro, hereinafter simply called MASTER FRANCHISEE, have decided to enter into this Master Franchise Agreement, to be governed by the following clauses and conditions:


WHEREAS

A. The Franchisor has developed a certain type of restaurant as well as its Operation System (the "BOB'S System") and, accordingly, it has included in its corporate purposes the activities of operating and granting franchises for BOB'S Restaurants.

B. The Franchisor is entitled to sublicense the trademarks BOB'S, BIG BOB, BOB'S EXPRESS and all other trademarks used in connection with the operation of the BOB'S restaurants, which trademarks are the exclusive property of the majority quotaholder, Brazil Fast Food Corporation.

C. The applicant received, analyzed and is fully in agreement with the content and procedures described in the copy of the Franchise Circular on "The BOB'S Franchise System" and other documents submitted during the negotiation between the parties, and that the applicant manifested to the Franchisor his willingness to become a Master Franchisee in Portugal in order to operate and grant franchises of the BOB'S Restaurants.

D. The applicant was informed by letter that his request to become a Master Franchisee of the BOB'S Restaurants to be installed in Portugal was approved by Franchisor, provided that all requirements established by Franchisor herein and in any other agreements to be subsequently signed are duly complied with.

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                              [ENGLISH TRANSLATION]

E. The applicant shall, within the established term of ten (10) years, open in Portugal all BOB'S units specified in Section 8 hereof, including the units to be operated by the Master Franchisee himself as well as other units to be operated by his franchisees,

F. The Franchisor identifies the BOB'S System by means of certain trade names, service marks, registered marks, logotypes, symbols and indication of origin, including the BOB'S mark.

G. The Master Franchisee intends to obtain the right to enter into Franchise Agreements to grant licenses to his future franchisees for installation and operation of restaurants under the BOB'S registered marks using the System in Portugal and also wishes to be assisted, trained and licensed by Franchisor, in the capacity of Master Franchisee.

BY MEANS OF THIS AGREEMENT AND OF THE LETTERS OF INTENT SIGNED ON 11/11/99 AND ON 12/02/99, THE PARTIES AGREE AS FOLLOWS:


SECTION 1

During the validity of this Agreement the Master Franchisee understands that he was personally and individually chosen by the Franchisor to be the Master Franchisee and undertakes to open five (5) own restaurants in the territory of the Portuguese Republic (hereinafter "Territory") and to grant twenty-five (25) franchises to potential franchisees (hereinafter collectively called "Franchisees") and to use the BOB'S System and the registered marks exclusively for such purpose and only in the referred Territory.

SECTION 2

The Master Franchisee hereby assures that he will have a minimum interest of 40% (forty percent) of the capital of a company to be organized to exploit the BOB'S Master Franchise in the Territory, also undertaking to maintain the same corporate interest in each of the companies to be organized for operation of his own units.


SOLE PARAGRAPH. The Master Franchisee may hold the minimum interest required above in an indirect manner, through a company that holds such interest.

SECTION 3

The Master Franchisee warrants that as operator, he will dedicate all time necessary to the administration of the business and his personal involvement in the operation activities of the BOB'S Master Franchise and that he will have no other direct or indirect involvement in the operation or administration of other restaurants, whatever their nature or type may be.

SECTION 4

The Franchisor shall not install any restaurant in the Territory during the life of this Agreement.

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                              [ENGLISH TRANSLATION]

SECTION 5

For purposes of this Agreement the word "franchisee" shall mean an individual to be selected by the Master Franchisee for assignment of the franchise rights in the Territory, provided that all conditions specified herein shall be maintained.

SECTION 6

Also for purposes of this Agreement the expression "Own Restaurant" or "Own Unit" shall mean the restaurant to be operated by the Master Franchisee, as part of this Agreement. FIRST PARAGRAPH - In the same manner, for purposes hereof, the expression "Franchised Restaurant" or "Franchised Unit" shall mean any restaurant to be operated by the Master Franchisee's franchisees.

SECOND PARAGRAPH - The Master Franchisee may also develop partnerships with investors to open stores under the joint venture system, provided that all conditions set forth herein concerning operation of a BOB'S unit are duly maintained.

LIFE OF THE AGREEMENT, NUMBER OF STORES TO BE OPENED AND TERM FOR OPENING THE BOB'S STORES.

SECTION 7.

This Agreement shall enter into force on this date and shall be valid for a term of twenty (20) years, renewable for an equal period of twenty (20) years, with observance of Section 41 hereof.

SOLE PARAGRAPH: In the tenth (10th) year of validity of this Agreement, Franchisor shall evaluate the performance of Master Franchisee in the Territory, taking into account the number of stores in operation and market potential. Should the evaluation not be deemed satisfactory, the parties shall, by mutual agreement, retain an outside consultant to evaluate the performance of the Master Franchisee in the market. Should the evaluation of the outside consultant coincide with the evaluation of the Franchisor, at the Franchisor's discretion, the Master Franchisee shall lose his right to exclusively exploit the market in the Territory.

SECTION 8

The Master Franchisee hereby undertakes to open thirty (30) BOB'S restaurants in the Territory, five (5) out of which shall be of his own operation and twenty-five (25) to be object of franchise. All restaurants, both those operated by the Master Franchisee himself as well as the other restaurants object of franchise shall be in operation within the maximum term of ten (10) years, as from the date of opening of the first restaurant to the public, which fact shall be communicated in writing to the Franchisor.

SOLE PARAGRAPH - On their turn, the lease agreements for the installation of the twenty-five (25) restaurants object of franchise shall compulsorily have as lessee the Master Franchisee and shall contain in their text the right of the Master Franchisee to sublease to his franchisees.

                              [ENGLISH TRANSLATION]

OPENING OF THE RESTAURANTS IN THE TERRITORY

SECTION 9

The Master Franchisee is already authorized to start procedures to grant franchise of the other restaurants, effective on the date of the first of his own restaurants.

FIRST PARAGRAPH - The Master Franchisee may not sell, lease, assign or transfer in any manner to his franchisees his five (5) own restaurants in operation without the previous, express and written authorization of the Franchisor, which, however, may or not authorize the referred transfer of responsibility for operation or ownership. In such manner, the Master Franchisee undertakes to maintain at least five (5) own units in operation during the whole life of this Agreement.

Second Paragraph - The Franchise Agreement for all stores to be opened by the Master Franchisee and his franchisees shall be in the form of the Exhibit with the amendments necessary to their adaptation to the Portuguese law and commercial usage. Such amendments shall be made by the Master Franchisee, after having obtained the Franchisor's previous approval.

THIRD PARAGRAPH - The Franchise Agreement for each restaurant to be opened shall be signed by the Master Franchisee and his franchisee at the time of approval of the commercial site where the restaurant will be installed, provided that the Master Franchisee shall supply to Franchisor a signed copy of each Franchise Agreement within the maximum term of Tennessee (10) days as from the date of signature thereof.


FOURTH PARAGRAPH - For purposes of this Master Franchise Agreement, the party that may sign any Franchise Agreement with the Master Franchisee shall be deemed a franchisee.

SELECTION OF FRANCHISEES BY THE MASTER FRANCHISEE

SECTION 10

The Master Franchisee shall observe the following criteria and requirements in the selection of the franchisees:

a) The applicant shall submit all documents necessary to become a franchisee of the BOB'S Mark (pre qualification record and general personal data), including all documents that may evidence any use permit or title of ownership of the real estate being analyzed for the future installation of a BOB'S unit.

b) The applicant shall submit satisfactory evidence of having the financial resources necessary to open a restaurant.

c) The applicant shall submit all necessary governmental approvals relating the individual as well as to compliance with each provision of the Franchise Agreement.

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                              [ENGLISH TRANSLATION]

d) The applicant that makes any false or inaccurate representations of any type shall be automatically disqualified.

e) The applicant shall present all eligibility conditions to become a franchisee of the BOB'S mark.

f) The Master Franchisee undertakes to accept any applicant recommended by the Franchisor, provided that all criteria and requirements listed in items "a" to "e" hereof are duly complied with.

SECTION 11

All processes for approval of a franchisee of the Master Franchisee shall follow the procedures used by the Franchisor in its operations in Brazil, duly adapted to the legal requirements and business usage in force and observed in the Territory.

USE OF THE PRODUCTS IN HIS OWN UNITS AND IN THE FRANCHISED UNITS

SECTION 12

Both the Franchisor and the Master Franchisee understand the importance of quality control and production of the products to be used in the preparation of food to be served in the BOB'S restaurants and, accordingly, the Master Franchisee undertakes to use in his own units as well as to cause his franchisees to use in their franchised units, products supplied by local suppliers previously selected and approved in writing by the Franchisor.


MASTER FRANCHISE FEE

SECTION 13

As established in the Letters of Intent received and signed by the Master Franchisee, dated of November 11, 1999 and December 2, 1999, in consideration of the rights of the Master Franchise in the Territory with exclusivity during the life of this Agreement, the Master Franchisee shall pay to the Franchisor an aggregate amount corresponding to US$ 200,000.00 (two hundred thousand North American dollars), converted into Brazilian currency on the date of the effective payment, in three installments at the value, under the terms and conditions as specified hereinbelow:

a) US$ 50,000.00 (fifty thousand North American dollars) on the date of signature of this Agreement, by submission of a receipt;

b) US$ 50,000.00 (fifty thousand North American dollars) after the term of six
(6) months as from the date of signature of this Agreement;

c) a) US$ 100,000.00 (one hundred thousand North American dollars) to be paid after lapse of the term of twelve (12) months as from the date of signature of this Agreement.

                              [ENGLISH TRANSLATION]

SOLE PARAGRAPH: Since the registration of the BOB'S trademark in the name of BRAZIL FAST FOOD CORPORATION is pending in Portugal, should such registration be declared impossible by the authorities of Portugal, the Master Franchisee shall be reimbursed by the Franchisor of all values already effectively paid, and this Agreement shall be immediately terminated, without any indemnification or penalty being due by either party hereto.

FRANCHISE FEES

SECTION 14

The Master Franchisee shall be entitled to charge his franchisees with a franchise fee, the value of which shall be established by the Master Franchisee, based on the commercial peculiarities and practice adopted by the direct competitors of the Franchisor in the Territory market for ten-year term agreements.

FIRST PARAGRAPH - Each franchise fee shall be paid in two (2) installments, the first installment on the date of signature of the Preliminary Franchise Agreement and the second installment to be paid on the date of signature of the Franchise Agreement, at approval of the commercial site where the franchised restaurant will be installed.

SECOND PARAGRAPH - The franchise fee shall be fixed in North American dollars.

THIRD PARAGRAPH - The manner of payment of the installments is applicable to the payments to be made both by the Master Franchisee to Franchisor and by the franchisees to the Master Franchisee and shall be made in North American dollars, except as otherwise agreed by the parties.

FOURTH PARAGRAPH - Should the Franchise Agreement be renewed, at the end of such term a new Franchise Fee in the same value shall be due by the franchisee.

FIFTH PARAGRAPH - The Franchisor shall be entitled to one third of the proceeds of the collection of the franchise fee due by the franchisees to the Master Franchisee, guaranteeing a minimum value of US$ 10,000.00 (Tennessee thousand North American dollars) or the equivalent amount in Euros.

SIXTH PARAGRAPH - For the five (5) own stores to be opened by the Master Franchisee in the Territory, the Master Franchisee shall pay to the Franchisor for each store a franchise fee in the value of US$20,000.00 (twenty thousand North American dollars) or the corresponding amount in Euros, when the Master Franchisee leases or acquires the respective commercial site.

DEFINITION OF NET SALES

SECTION 15


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                              [ENGLISH TRANSLATION]

For purposes of incidence and payment of royalties to the Franchisor concerning the Master Franchise Agreement and the Franchise Agreement to be entered into by the Master Franchisee and his franchisees in the Territory, net sales, which will serve as basis of calculation of royalties, shall mean the sale of all products and supply of all services in all restaurants, upon payment in cash or credit, including commissions on the automatic machines, excluding the taxes incident upon the operation and cancellations due to errors by employees, errors arising from defect of sales equipment or arising from return of products by consumers, all duly evidenced.

SOLE PARAGRAPH - Net sales shall also include the sales made during events held by the Master Franchisee and by the BOB'S franchisees in the Territory.

ROYALTIES

SECTION 16

The Master Franchisee shall pay to the Franchisor during the validity of this Agreement on a monthly and continuous basis, a royalty fee (hereinafter simply called the "royalties") to be calculated on the net sales of the Master Franchisee's own units and of the units that are object of franchise.

FIRST PARAGRAPH - The fee referred to in the "caput" of this Clause shall be calculated at the rate of 4% of net sales of the own units.

SECOND PARAGRAPH - In connection with the units object of the franchise, the Master Franchisee shall establish the value of the fee to be charged from his franchisees as "royalties", on a monthly and continuous basis, and the Master Franchisee shall repass to the Franchisor one fifth of the result of collection of such fee, guaranteeing a minimum of 1% (one percent) of net sales of the franchised units.

THIRD PARAGRAPH. All payments of royalties shall be made up to the 25th business day of the month following the month due. The sales information shall be reported in a proper form and accompanied by a statement of the referred net sales, in accordance with the accounting standards approved by the Franchisor and that the Franchisor may modify, from time to time, informing to the Master Franchisee the correct order to do so.

FOURTH PARAGRAPH - Except in the cases previously authorized in writing, should any payment to be made by the Master Franchisee to the Franchisor be due for more than seven (7) days, the Master Franchisee shall pay to the Franchisor, together with the principal value, the interest referring to the days of delay, at the maximum interest rate permitted in the market.

FIFTH PARAGRAPH - The payments mentioned in the caput of this section shall be made during the whole life of the Master Franchise Agreement and/or Franchise Agreement entered into with each franchisee of the network of the Master Franchisee.

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                              [ENGLISH TRANSLATION]

MARKETING FUND (ADVERTISING, SALES PROMOTION, PUBLIC RELATIONS, MARKET SURVEY, PRESS CONSULTING)

SECTION 17

In order to carry out all actions of the marketing plan established for the BOB'S Restaurants so as to protect and preserve the image of its activities as a network of fast, clean and healthy restaurant services, always proper for families, the Master Franchisee and his franchisees undertake to use only advertising and promotional materials supplied or previously approved by the Franchisor.

FIRST PARAGRAPH - So as to enable the marketing actions to be taken, the Master Franchisee's restaurants shall contribute to a marketing fund to be specifically invested in the Territory. Likewise, the Master Franchisee shall monthly charge to his franchisees 5% (five percent) of each restaurant in operation.

SECOND PARAGRAPH - The marketing fund shall be used for advertising, sales promotion, public relations and television in the region where the BOB'S restaurants will be located, always in campaigns under the responsibility of the Master Franchisee, including with creation, production, media, cost of fees charged by agencies or companies specialized in the sector, legal costs referring to release of advertising campaigns and sales promotion materials, and also all survey expenses related to the development and evaluation of the effectiveness of the advertising and sales promotions.

THIRD PARAGRAPH - All expenses and costs mentioned in the caput and paragraphs of Section 17 hereinabove shall be borne and administered by the Master Franchisee, at his discretion, aiming at the common benefit thereof. Under certain specific circumstances, should the available balance of the marketing fund not support the costs of a certain promotion, the Master Franchisee shall advance the funds necessary to such promotion and shall be reimbursed thereafter with the resources of the marketing fund in the subsequent months.

The values referring to any advances made by the Master Franchisee shall be fully reimbursed, monetarily corrected.

FOURTH PARAGRAPH - The Master Franchisee shall, on a quarterly basis, report to his franchisees all funds collected and expenses made with the Marketing Fund.

SIXTH PARAGRAPH - The Master Franchisee acknowledges and understands that the marketing, advertising and promotion activities are vital to improve the goodwill and public image of BOB'S and its restaurants.

SEVENTH PARAGRAPH - The Master Franchisee shall submit to the Franchisor all advertising prepared by the Master Franchisee and/or his franchisees, at least thirty (30) days prior to its effective use, for approval by the Franchisor. The Franchisor shall be entitled to disapprove of the advertising, by means of a written notice to the Master Franchisee.

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                              [ENGLISH TRANSLATION]

EIGHTH PARAGRAPH - Both the Master Franchisee, in connection with his own restaurants, and his franchisees in connection with their units, shall invest the amount corresponding to US$ 10,000.00 (ten thousand North American dollars) in the promotion of the opening of each BOB'S unit, in promotion and marketing materials that will compose of the initial campaign of the restaurants.

NINTH PARAGRAPH - The Master Franchisee shall, at its own expenses and upon Franchisor's previous approval, develop an initial campaign for launching the BOB'S trademark in the Territory, involving electronic media, out-doors, printed media, press consulting and other means proper to promotion of the arrival of the trademark to the Territory. The value to be invested shall be previously agreed upon between the Master Franchisee and the Franchisor.

TENTH PARAGRAPH - The Master Franchisee may increase or reduce the percentage referred to in the First Paragraph of this Section 17 in order to meet any peculiarities of the market, with observance of the Franchise Agreements that may be in force.

PAYMENT OF TAXES, DUTIES AND CONTRIBUTIONS

SECTION 18

The Master Franchisee shall be liable for payment of all taxes assessed by the governmental authorities or other authorities, including, without being limited to, income tax on sales, added value and consumption.

FIRST PARAGRAPH - All payments to be made to the Franchisor hereunder shall be free and clear from any taxes, except as to withholding tax on remittance of payments due to the Franchisor, if any.

SECOND PARAGRAPH - All payments established herein shall be accompanied by receipts acceptable by the authorities of Brazil and the Territory.

THIRD PARAGRAPH - All payments established herein shall be made to the Franchisor in a place and manner subsequently determined by the Franchisor, except as to the payments set forth in Section 13 hereof, which shall be directly made at the head office of the Franchisor, at Avenida Brasil, 6431, in the City and State of Rio de Janeiro.

CONSTRUCTION OF THE BOB'S UNITS

SECTION 19

Franchisor shall supply to the Master Franchisee standard blueprints for the type of restaurant used in the BOB'S units, including complete and detailed specification of accessories, furniture, signs, production equipment, computer system equipment, apparel and others that may be required to the perfect operation of a BOB'S unit.

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                              [ENGLISH TRANSLATION]

FIRST PARAGRAPH - The Master Franchisee shall be liable for adapting such blueprint and specifications for use in the Territory and to submit such adapted blueprints to the Franchisor's approval. The Master Franchisee agrees that the adapted blueprints shall be in conformity with all requirements of the laws, rules and regulations that govern building, zoning and similar operations in the Territory.

SECOND PARAGRAPH - The Master Franchisee agrees that the renovation and opening of any restaurant object of this Master Franchise Agreement and those to be operated by his franchisees shall not occur prior to the signature of the Franchise Agreement and/or compliance with the further financial obligations of the franchisee, contractually assumed with the Master Franchisee.

THIRD PARAGRAPH - The Master Franchisee undertakes not to initiate the renovation of any restaurant prior to approval, by the Franchisor, of the Final Decoration Project and of the Executive Project. The projects dealt with in this Section shall be prepared and developed by companies specialized in the development of Executive and Decoration Projects. The choice, negotiation and final selection of the companies that will carry out such services as well as the suppliers of equipment is the exclusive responsibility and at the expenses of the Master Franchisee. Nevertheless, Master Franchisee shall follow all instructions referring to the manufacturers of equipment. By offering such consulting services, Franchisor does not undertake any responsibility concerning term or quality of the restaurant construction, it being hereby established that any claim by the Master Franchisee shall be made directly to such suppliers and/or services suppliers.

FOURTH PARAGRAPH - Franchisor shall determine the construction style, layout of the store, technical specifications of the equipment as well as of the finishing materials to be used in the construction. All signs, equipment and furniture to be used in the franchisee's restaurants shall be in conformity with the specifications and patterns specified by the Franchisor, the Master Franchisee being liable for making all required adaptations and to submit

FIFTH PARAGRAPH - The Decoration Project and the Executive Project shall be developed by architecture companies renowned by their technical and financial good standing as well as for their experience in the development of such projects.

SIXTH PARAGRAPH - The Master Franchisee and his franchisees shall be liable for legalization of all projects and works for construction of the restaurant as well as for operation, prior to its opening, before the Federal, State and local bodies. All such costs shall be exclusively borne by the Master Franchisee and his franchisees.

SEVENTH PARAGRAPH - The Master Franchisee shall supply reports on the status of the work, if so requested by the Franchisor. Any alteration or modification in the design, if previously approved by the Franchisor, shall become the property of the Franchisor and may be subsequently used by the Franchisor in other places without this implying payment of any fee, authorization and/or indemnification.

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                              [ENGLISH TRANSLATION]

TRAINING OF THE MASTER FRANCHISEE, HIS TEAM AND FRANCHISEES

SECTION 20

The Master Franchisee shall designate one person of his trust, to be approved by the Franchisor, who will complete in a satisfactory manner to both parties a Training Program for Management of BOB'S Restaurants for a minimum period of six
(6) months in Brazil, in the City of Rio de Janeiro, and who will be in charge of operation and implantation of the own units of the Master Franchisee in the Territory. The person designated by the Master Franchisee for the training shall comply with all stages to qualify as an operator of a BOB'S unit.


FIRST PARAGRAPH - The Master Franchisee shall also designate a minimum team of six (6) employees for the same training program, who shall also be used in the opening of the stores operated by the Master Franchisee and in the future training of his franchisees.

SECOND PARAGRAPH - The Franchisor shall send to the Master Franchisee or to whomever the latter may designate a monthly report with the evaluation of training performance. At the end of the training period the Franchisor shall prepare a complete and detailed report of all activities developed by the employees of the Master Franchisee, specifying the individual performance evaluation.

THIRD PARAGRAPH - All costs arising from the training, including, without being limited to, travel, food, lodging, salaries and social and labor contributions shall be borne by the Master Franchisee.

FOURTH PARAGRAPH - During the life of this Agreement the Master Franchisee shall hire, and properly train and supervise sufficient personnel qualified for the operation of the BOB'S business and, in particular, he shall hire, and properly train and supervise his employees, so that all operating standards, including standards for preparation of food, service to client, cleanliness and sanitary conditions of the restaurant may be met at all times.

FIFTH PARAGRAPH - During the life of this Agreement the Franchisor shall give assistance in the training of the Master Franchisee's personnel, through courses, materials, manuals, videos and other materials developed for the operation of any BOB'S activities, which training shall be used in all Master Franchisee's units.

SIXTH PARAGRAPH - All franchisees of the Master Franchisee as well as all employees of the franchisees shall satisfactorily complete their training in the unit to be indicated by the Master Franchisee in the Territory and which shall be known as Training Unit. The Master Franchisee may have as many Training Units as he may deem necessary, provided that all units shall always have the purpose of giving training to the franchisees and his employees, according to the BOB' standards.


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                              [ENGLISH TRANSLATION]

LOCALIZATION OF THE BOB'S UNITS IN THE TERRITORY

Section 21

All BOB'S units, including the Master Franchisee's own units as well as the units to be object of franchise by the Master Franchisee, shall be located in places of great flow of consumers and a study of financial feasibility in the same form of the one used in the studies of the Franchisor in Brazil shall be issued for each site under analysis, except as to the peculiarities of the Territory. In such manner, the Franchisor shall assign to the Master Franchisee the program for study of financial feasibility for use in the Territory, free of charge to the Master Franchisee.

FIRST PARAGRAPH - The types of units to be opened shall preserve the same pattern used by Franchisor in its operations in Brazil, further to representing and preserving the opportunities, trends and costumes of the Territory.

SECOND PARAGRAPH - Any and all associations of the Master Franchisee to facilitate the opening of BOB's units in places previously occupied by other renowned products marks known in the Territory shall be previously approved in writing by the Franchisor.


TRANSFER OR ASSIGNMENT

SECTION 22

The Master Franchisee may not dispose of any right or obligation provided herein or a substantial part of the assets or the commercial site without the previous and written consent of the Franchisor. The Master Franchisee may not cause or permit any modification in his property right without the previous written consent of Franchisor, who shall have priority and right of first refusal in the acquisition of any real or personal property to be disposed of or assigned.

FIRST PARAGRAPH - The Franchisor shall not unreasonably deny its consent to the transfer of the rights hereunder that may require its consent, provided that no transfer may be made during the term of thirty-six (36) months following signature of this Agreement, unless the transfer is made due to death or interdiction of the Master Franchisee. However it is hereby established that Franchisor may, at its own discretion, require that some or all of the conditions below are complied with in order to give its consent:

a) That all obligations hereunder, mainly the financial obligations, have been complied with by the Master Franchisee and his franchisees;

b) That the applicant to assignee satisfactorily demonstrates to the Franchisor that he meets all managerial and commercial standards of the Franchisor, is in good commercial and credit standing, has competence and capacity to conduct the business established herein and

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                              [ENGLISH TRANSLATION]

owns sufficient financial resources and capital to comply with the development program established herein;

c) That the training programs be satisfactorily completed;

d) In the case of death or disability of any person with any interest in this Agreement and/or in the Master Franchise, the executor, administrator, and/or trustee shall, within the term of six (6) months after the death or disability, transfer the interest that the deceased or disabled party had to a third party approved by the Franchisor. The transfers made by bequest or inheritance shall be subject tot he same conditions provided above. Should the transfer of the interest not occur within the term of six (6) months, Franchisor may terminate this Master Franchise.

e) Franchisor shall be entitled to transfer or assign any or all of its rights or obligations contained in this Agreement to any individual or entity.

SECOND PARAGRAPH - Franchisor or any shareholder or partner of Franchisor may transfer the rights and obligations established herein or the participation to any third party, without the previous consent of the Master Franchisee, provided that it communicates such transfer in writing.

CONFIDENTIALITY

SECTION 23

During and after the validity of this Agreement and for another five (5) years after its termination, Master Franchisee and his franchisees, including, in the case of legal entities, any shareholders, directors, managers, partners and employees, may not disclose or reveal or in any other manner directly or indirectly communicate to another person any confidential information or data relating to the business established herein and shall adopt methods proper to protect the confidentiality of this instrument and of the other documents to be executed. Any and all information, data and technology supplied by Franchisor to Master Franchisee shall be deemed confidential for purposes hereof. Master Franchisee and his franchisees shall, if so requested by Franchisor, make its shareholders, directors, managers, partners and employees to sign confidentiality agreements in connection with the information and/or data that they will receive as regards the business contemplated herein.

COMPETITION RESTRICTIONS

SECTION 24

The Master Franchisee hereby undertakes for the life of this Agreement and for a term of twenty-four (24) months after the date of termination hereof for any reason, directly or indirectly, by himself or through his heirs or successors, in the case of an individual, and through his shareholders, directors, managers, partners and employees, in the case of a legal entity, not to own, maintain, get involved in, manage or hold a majority interest in any

                              [ENGLISH TRANSLATION]

other business for the sale of hamburger-type sandwiches, in or out of the Territory, except upon written authorization of the Franchisor.

FIRST PARAGRAPH - In the case of violation of this provision and of any other provision of this Agreement, the parties agree that there will be losses to the Franchisor and the parties hereby establish that the Master Franchisee shall pay to the Franchisor as indemnification for violation the value corresponding to one time the annual revenue of the Master Franchisee in the Territory, which may be projected for an equal period should the time of operation of the Master Franchisee be less than twelve (12) months, based on the net sales of the Master Franchisee's and his franchisees restaurants.

SECOND PARAGRAPH - Nothing contained herein shall prevent the Franchisor from seeking judicial relief and to execute its rights due to the violation of the terms and conditions hereof.

VIOLATION OF THE AGREEMENT AND TERMINATION

SECTION 25

This Master Franchise Agreement shall be subject to termination, in the following events:

FIRST PARAGRAPH - The Master Franchisee shall be deemed in default hereunder and all rights granted herein shall be automatically terminated, regardless of notice to the Master Franchisee, should the Master Franchisee and/or the company by means of which he exercises the rights hereunder be declared insolvent, make a composition with creditors or have its bankruptcy adjudicated.

SECOND PARAGRAPH - The Master Franchisee shall be deemed in default and the Franchisor may, at its discretion, terminate this Agreement and all rights granted herein upon sending a notice of termination should the Master Franchisee not cure the violation during the term of thirty (30) days as from the date of notice.

FOURTH PARAGRAPH - Should the Master Franchisee or any shareholder or partner of the Master Franchisee transfer any rights or obligations provided herein or the participation in the Master Franchise to any third party without the previous and written consent of the Franchisor, in violation of the terms hereof.

FIFTH PARAGRAPH - Should the Master Franchisee disclose or reveal any confidential information given to him by the Franchisor.

SIXTH PARAGRAPH - Should there by any misrepresentation in any information or document submitted to the Franchisor by or in the name of Master Franchisee.

SEVENTH PARAGRAPH - Should the Master Franchisee repeatedly fail, refuse or neglect to make the payment at maturity of any value due to the Franchisor or to submit any information requested by the Franchisor as provided herein.

                              [ENGLISH TRANSLATION]

EIGHTH PARAGRAPH - Should the Master Franchisee fail to maintain or observe any standards of raw materials or operating procedures established by Franchisor herein, in the Franchisor's manuals or in any other written document. All modifications of the Franchisor's manuals shall establish a reasonable period of time for compliance by the Master Franchisee and his franchisees.

NINTH PARAGRAPH - Should the Master Franchisee make non-authorized or misuse of the registered trademarks or in any other manner harm the goodwill associated to such trademarks or the Franchisor's rights.

TENTH PARAGRAPH - Should the Master Franchisee fail to give any information when so requested or give any misleading or false information, including, without being limited to, any information relating to this Master Franchise Agreement and the monthly sales reports.

RIGHTS AND OBLIGATIONS UPON TERMINATION OF THE MASTER FRANCHISE AGREEMENT

SECTION 26

Upon termination of this Agreement for any reason all rights and privileges of the Master Franchisee granted hereunder shall promptly cease and the Master Franchisee shall immediately cease the use, in any part of the Territory, in any manner whatsoever, either directly or indirectly of: (a) the registered trademarks; (b) all advertising and promotional materials and programs, signs, products, apparel and other items that may bear the registered trademarks; (c) the manuals. The manuals used by the Master Franchisee and by all his franchisees shall be returned within the maximum term of four (4) days, as from the date of termination hereof. Upon termination of this Agreement the Master Franchisee shall immediately cease to introduce himself to the public as Master Franchisee of the Franchisor.

FIRST PARAGRAPH - Further to the right of terminating this Agreement, the Franchisor shall have all rights and remedies relating to violation, by the Master Franchisee, of the terms and conditions hereof, and the Master Franchisee shall reimburse the Franchisor for all costs and expenses, including attorney's fees incurred with the enforcement of its rights and remedies by Franchisor as provided herein.

SECOND PARAGRAPH - Upon termination hereof the Master Franchisee undertakes to immediately transfer and assign to Franchisor, and the Franchisor shall undertake, all rights and obligations of the Master Franchisee as the " New Master Franchisee" under all franchise agreements. The Master Franchisee undertakes to fully cooperate with the Franchisor concerning such transfers and assignments.

THIRD PARAGRAPH - Upon termination of this Agreement Master Franchisee shall immediately pay all amounts due to the Franchisor.

                              [ENGLISH TRANSLATION]

FOURTH PARAGRAPH - Upon termination hereof the Master Franchisee shall not be entitled to grant any license for installation and operation of any restaurant for which the Franchise Agreement has not been signed by the Master Franchisee up to the date of termination, and Franchisor shall be entitled to install and to grant franchises to third parties for installation of the BOB'S restaurants in the Territory, except as otherwise established by mutual agreement between the parties.

FIFTH PARAGRAPH - The Master Franchisee understands that Franchisor does not offer any warranty of the success or profitability of any restaurant operated by the Master Franchisee and/or his franchisees, since such result will mainly depend on the efforts and performance of the Master Franchisee and his franchisees in the management of the business, it being provided that Franchisor shall have no liability in such connection.

SIXTH PARAGRAPH - Franchisor and Master Franchisee agree that Franchisor shall be the beneficiary of all Franchise Agreements and shall be entitled to enforce each obligation of any franchisee towards the Master Franchisee as provided in the Franchise Agreement, as if the obligation were due to the Franchisor, regardless of the Master Franchisee having or not tried to enforce such obligation

SEVENTH PARAGRAPH - Upon termination of this Master Franchise the Master Franchisee shall become the Franchisee with respect to his Own Units and such units shall pass to the condition of Franchised Units. As from the date of termination the relations between the Master Franchisee and Franchisor shall be exclusively governed by the clauses and conditions of the Franchise Agreement.

FORCE MAJEURE

SECTION 27

In the event the Master Franchisee can not comply with the training development program due to force majeure or act of God, the program and this Agreement shall be postponed for a term of one hundred and eighty (180) days as from the date established in the development program or up to the date the impeding causes cease, as agreed upon between the parties.

NOTICES

SECTION 28

Any and all notices required or permitted hereunder shall be made in writing and sent in a manner that may evidence the date of receipt thereof by the respective addressee, to the addresses indicated hereinbelow, unless a different address is indicated in writing and informed to the other party:

FRANCHISOR: VENBO COMERCIO DE ALIMENTOS LTDA.
Av. Brasil, 6431 - Rio de Janeiro - RJ - CEP - 21.040-360
Attn: Mr. Pieter Jacobus Franciscus van Voorst Vader

                              [ENGLISH TRANSLATION]

MASTER FRANCHISEE: ANTONIO CARLOS DA SILVEIRA PINHEIRO
Rua das Acacias, 157, Gavea - Rio de Janeiro - RJ - CEP 22.451-060

INDEMNIFICATION

SECTION 29

It is agreed and understood that nothing contained herein authorizes the Master Franchisee to enter into any agreement, contract, guarantee or representation in the name of the Franchisor and that the Franchisor shall not assume, under any circumstances, liability nor shall be found liable for any act or omission of the Master Franchisee in the administration of the business contemplated herein. Master Franchisee hereby releases Franchisor, its managers, directors and employees from any claims directly or indirectly resulting from or associated to the administration, by the Master Franchisee, of the business contemplated herein and shall indemnify the Franchisor for such, including attorney's fees.

ENTIRE AGREEMENT

SECTION 30

This Master Franchise Agreement comprises the entire agreement between the parties and supersedes, in the Territory, any terms and conditions contained in the letters of intent signed in the period between 11/11/1999 and 02/12/1999. Any and all future amendment hereto shall be made in writing with the restatement of the terms of the Agreement.

WAIVER OF RIGHT

SECTION 31

No failure by the Franchisor to exercise any power reserved to Franchisor herein or to insist on compliance, by the Master Franchisee, with any obligation or condition hereof and no costume or procedure of either party that may be different from the terms hereof shall constitute waiver to Franchisor's right to require strict compliance with the terms hereof. The waiver by Franchisor as regards any specific failure shall not affect or impair Franchisor's right as regards any subsequent failure of the same nature or of a different nature or any postponement, indulgence as regards any term or omission by the Franchisor to exercise any power or right arising from any violation or default by the Master Franchisee to comply with any terms, provisions or commitments hereunder shall affect or impair Franchisor's rights or constitute waiver by Franchisor to any right established herein or to declare any subsequent violation or failure.

LEGAL PROCEDURES

SECTION 32

Franchisor and Master Franchisee shall endeavor their best efforts to amicably solve, through direct and informal negotiation, any divergences or controversies arising from compliance with the obligations undertaken hereunder.

                              [ENGLISH TRANSLATION]

SOLE PARAGRAPH - If after thirty days from the beginning of informal negotiation, Franchisor and Master Franchisee can not amicably solve any controversy arising from or relating to this Agreement, including any question relating to the existence, validity or termination of this Agreement, either party may request that the controversy be sent and finally solved by arbitration, by the Arbitration Chamber of the Commercial Association of Rio de Janeiro, located in the City of Rio de Janeiro, Brazil.

ASSIGNMENT OF RIGHT OF USE THE BOB'S MARK

SECTION 33

Franchisor hereby grants to Master Franchisee the right to use the BOB'S marks in the Territory for a maximum term of twenty (20) years, as from the date of opening of the first restaurant to the public in the Territory.

FIRST PARAGRAPH - The Master Franchisee shall be entitled to assign the use of the BOB'S marks to his franchisees, with observance of the conditions of use provided in the Offer of Franchises of the Franchisor attached hereto as an Exhibit, and of the adaptations that may be necessary by law and commercial usage in force in Portugal.

SECOND PARAGRAPH- In view of the existence of a lawsuit filed by Franchisor with the body in charge of registration of trademarks in the Territory in order to recover the rights on the BOB'S mark in the Territory, the Master Franchisee hereby declares to be aware of the impossibility, at such time, of initiating any operations with the use of the BOB'S marks, which can only be made when the registration is effectively granted.

THIRD PARAGRAPH - Should the registration of the BOB'S mark in the name of Brazil Fast Food Corporation, Franchisor's holding company and holder of the BOB'S marks be denied, this Agreement shall be terminated due to impossibility of the rights on the marks being exercised.

FOURTH PARAGRAPH - Franchisor hereby undertakes the commitment of guaranteeing to Master Franchisee the renewal of the rights on the mark in the Territory for the term necessary to good performance of this Agreement as well as those agreements that may be entered into by and between Master Franchisee and his franchisees.

DEVELOPMENT OF THE TERRITORY

SECTION 34

This provision is vital for implantation of this Agreement in the Territory:

- ADAPTATION OF BOB'S PATTERNS, RAW MATERIALS AND MATERIALS TO THE TERRITORY

                              [ENGLISH TRANSLATION]

FIRST PARAGRAPH - Immediately after signature of the Master Franchise Agreement for the Territory, the Master Franchisee shall indicate a person of his trust to coordinate the process for implantation of the BOB'S mark in the Territory. On its turn, Franchisor shall have a term of thirty (30) days as from the date of signature of this Agreement to supply to Master Franchisee the complete specifications and/or formulas of all raw materials used in the BOB'S restaurants, including food, packages, beverages, or any other related to its activities, by providing samples in a reasonable and sufficient quantity, as the case may be.


SECOND PARAGRAPH - In the same manner and within the term of sixty (60) days as from signature of this Agreement, Franchisor shall supply a detailed list of all equipment, utensils and other materials used in the construction of the BOB'S restaurants, including signs, finishing, refrigeration and production of any product.

THIRD PARAGRAPH - After having received such information, the Master Franchisee shall develop actions to identify, in the Territory, the ideal suppliers that may have quality and conditions to supply to all BOB'S restaurants to be installed in the Territory, within the maximum term of ninety (90) days as from receipt of the samples, formulas and specifications. The Master Franchisee shall give priority to suppliers and manufacturers established in the member countries of the European Union.

FOURTH PARAGRAPH - All such suppliers shall be previously approved by Franchisor and shall also undertake a commitment of supply to the Master Franchisee and his franchisees, under conditions that may make the enterprise feasible. Franchisor shall give its approval within the maximum term of thirty (30) days as from the date of receipt of the information.

FIFTH PARAGRAPH - In such manner, after compliance with the terms established in this clause, the Master Franchisee shall open to the public the first BOB's unit up to the end of the month of October, 2001.

SIXTH PARAGRAPH - If up to March 31,2001 the BOB's marks continue pending registration in Portugal, the parties shall, by mutual agreement, redefine the terms provided in this clause and in the Fifth Paragraph above.

OPERATION CONDITIONS AND STANDARDS

SECTION 35

During the whole life of this Agreement the Master Franchisee and his franchisees shall observe and comply with the following:

a) The registered trademarks shall only be used in the franchise for sale of the food and beverage products indicated in the operation manual as being part of the standard menu of Franchisor and which meet the specifications and quality standards established in the operation manual. For perfect compliance with this item, Franchisor shall submit to the

                              [ENGLISH TRANSLATION]

Master Franchisee his project of menu to be used in the Territory, taking into account the costumes and culture of his consumers, also suggesting new products to be used.

b) Upon written authorization of Franchisor, the Master Franchisee may, from time to time, modify or review the requirements described in the manual concerning the menu items or specifications of the products standard.

c) The franchise shall be operated in strict compliance with the manual and the information supplied in writing by the Franchisor in respect to all matters established therein, including food and beverage and menu items, specification and origin of products, cleaning and sanitary conditions, service to clients and operation hours. It is hereby agreed and understood that such instructions may be modified or reviewed, from time to time, and the Master Franchisee shall always operate the franchise in strict conformity with the updated version of BOB'S products and businesses.

d) The Master Franchisee and his franchisees shall comply with all laws, rules, regulations or orders from any competent authorities that may affect or refer to the franchise or its installations.

e) The installations of the BOB'S units can only be used as restaurants or units for sales of the BOB'S trademark products or for commercialization of other non-competing products or rendering of services that may attract clients or provide more comfort to users of the BOB'S units, such as, for instance, telephone cards, tickets for shows, theaters and movies.

f) the Master Franchisee and his franchisees shall, during the life of this Agreement, use all computer programs indicated and approved for use in similar operations by the Franchisor. For such purpose, the Franchisor shall supply to the Master Franchisee, free from charge, all forms or systems used in the BOB'S units and respective authorization so that they may serve as parameter for the Master Franchisee to have computer programs always proper to the operation of the stores, with observance of any copyright due.

g) The equipment (hardware) to be used by the Master Franchisee and his franchisees shall be approved for use in the Territory, available for acquisition at any time and shall be produced or represented by good-standing companies that satisfactorily serve their users. The suppliers and manufacturers established in the member countries of the European Union shall have priority to sell such equipment.

INSTALLATIONS, EQUIPMENT AND SIGNS

SECTION 36

The Master Franchisee shall only use inner and outer signs and plates, including all replacements thereof, that are in compliance with and observance of the updated version submitted by Franchisor.

                              [ENGLISH TRANSLATION]

FIRST PARAGRAPH - The Master Franchisee and his franchisees shall construct, furnish and place signs in all their stores pursuant to the standards established by Franchisor, which standards shall be informed in writing and through manuals by the Franchisor and under no circumstances can such standards be modified without Franchisor's previous and written authorization.

SECOND PARAGRAPH - All equipment suppliers shall be previously approved by Franchisor.

PRODUCTS STANDARD

SECTION 37

The Master Franchisee and his franchisees understand and agree that high and uniform standards of quality, service and appearance of all BOB'S restaurants are necessary to preserve the public image of BOB'S and clients acceptance. In such manner, the Master Franchisee and his franchisees shall prepare, sell and distribute only the products specified by Franchisor, as from time to time modified or reviewed by Franchisor. Concerning such food and beverage products the Master Franchisee shall only use the glasses, recipients, napkins and employees clothes, paper products and other packages, supplies or items as specified by Franchisor.

FIRST PARAGRAPH - Should the Master Franchisee and/or his franchisees intend to sell any other food or beverage product further to the products authorized to be sold in the restaurants, the Master Franchisee shall request, in writing, Franchisor's consent to do so. The Franchisor may approve or not such request, at its sole discretion.

SECOND PARAGRAPH - The Master Franchisee and his franchisees may acquire the raw materials to compose of their products, components or ingredients and any equipment or utensil to be used in the business from any supplier approved by Franchisor or specified in the information supplied by Franchisor in writing.

RIGHT OF INSPECTION

SECTION 38

The Franchisor and its authorized representatives shall have the right of inspecting the business of the Master Franchisee, his franchisees and their installations. The Franchisor and its representatives shall also be entitled to test all products offered for sale and supply used by the Master Franchisee and his franchisees in order to verify the quality and specification of such products and supplies. The Franchisor shall have access to their premises during regular business hours, provided that it does not disturb the operation.

FIRST PARAGRAPH - Upon request of the Franchisor, the Master Franchisee and his franchisees shall supply samples of any food or beverage products or any other supply or article, either containing or not the BOB'S name or trademark used by the Master Franchisee and/or his franchisees in the business contemplated herein.

                              [ENGLISH TRANSLATION]

SECOND PARAGRAPH - In the same manner, the Master Franchisee shall give all necessary information as well as all supply all reports and documents required for the development of the audit work that Franchisor may conduct, at any time, in the activities of the companies that operate the BOB'S mark in the Territory, provided that any impediment or refusal to deliver any document by the Master Franchisee shall be deemed a serious violation hereof and the Master Franchisee shall be subject to termination of this Agreement and penalty.

THIRD PARAGRAPH - The Franchisor shall bear all expenses in which it may incur in the exercise of its inspection right.

OPERATING SUPPORT

SECTION 39

The Franchisor shall send a high-level manager to Portugal, for the period of thirty (30) days, to give operational support to the Master Franchisee at the time of opening of his first own unit.

FIRST PARAGRAPH - The manager referred to above shall follow all procedures prior to and following the opening of the Master Franchisee's first own unit.

SECOND PARAGRAPH - All expenses necessary to compliance with the provision of this Section shall be exclusively borne by Franchisor, such as, for instance, daily allowances, transportation, food, international travel and health insurance premium, etc.

THIRD PARAGRAPH - If upon request of the Master Franchisee the period of permanence of the delegate in Portugal exceeds thirty (30) days, the expenses listed in the second paragraph of this Section relating to the other days shall be borne by the Master Franchisee.

FOURTH PARAGRAPH - Except as to the provision of the Second and Third Paragraphs of this clause, if during the life of the Agreement the Master Franchisee requests operating support, any expenses including, without being limited to, daily allowances, transportation, food, international travel and health insurance premium shall be borne by the Master Franchisee.

INFORMATION TO THE MASTER FRANCHISEE

SECTION 40

Upon request of the Master Franchisee, at any time during the life of this Agreement the Franchisor shall give all clarification and information necessary for the performance of this Agreement.

SOLE PARAGRAPH: The Franchisor and the Master Franchisee shall designate counter-parties to comply with the provision of this clause.

RENEWAL OF THE AGREEMENT

                              [ENGLISH TRANSLATION]

SECTION 41

This Agreement may be renewed, should all parties so agree and in such event the payment of a new franchise fee adjusted by the parties shall be due by the Master Franchisee.

JURISDICTION

SECTION 42

The parties elect the Courts of the City of Rio de Janeiro, Brazil, to solve any controversies arising herefrom, with the exception of any other courts, however privileged they may be.

And, being thus agreed and contracted, the parties sign this instrument in two counterparts of equal content and form, in the presence of the witnesses below, for all legal purposes.

Rio de Janeiro, December 4, 2000.
ANTONIO CARLOS DA SILVEIRA PINHEIRO  (signed)
VENBO COMERCIO DE ALIMENTOS LTDA., (signed).

Consenting party: Brazil Fast Food Corporation (signed).
Witnesses:
Name
Address

Identity Card
Name
Address
Identity Card


                                    EXHIBIT

            STANDARD FRANCHISE AGREEMENT AND FRANCHISE OFFER CIRCULAR
                      OF VENDO COMERCIO DE ALIMENTOS LTDA.



Follows notarization of the signature of Carlos Henrique da Silva Rego, by the Notary Public of Rio de Janeiro, on December 4, 2000.